UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

MICREL,   INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

In preparing the consolidated financial statements of Micrel, Incorporated (the “Company”) for the year ended December 31, 2012, management identified several income tax provision and income tax balance sheet classification errors that impacted the Company's previously filed consolidated financial statements.

The Company evaluated the materiality of these errors on the prior periods' financial statements in accordance with ASC 250 (SEC's Staff Accounting Bulletin No. 99, Materiality) and concluded that they did not, individually or in the aggregate, result in a material misstatement of the Company's previously filed consolidated financial statements. However, the Company also concluded that the effect of recording all corrections in the fourth quarter and year ended December 31, 2012 would have been material and misleading to the users of the consolidated financial statements.

The Company's unaudited financial results for the three and twelve months ended December 31, 2012, which the Company previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2013, and the Company's consolidated financial statements for prior years have been revised in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) that the Company filed with the Commission on March 18, 2013. (For additional information, see “Revision of Prior Period Financial Statements” in Note 1 of the Notes to the Consolidated Financial Statements beginning on page 44 of the Form 10-K). The revision had no impact on the Company's total cash flows from operating, investing or financing activities for all the periods affected.

This information is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By:             /s/ Clyde R. Wallin
Clyde R. Wallin
Vice President, Finance and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

Dated: March 18, 2013

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